                                                                       EXHIBIT 1

                                 $105,000,000


                                CLIMACHEM, INC.


                         10 3/4% SENIOR NOTES DUE 2007


                               PURCHASE AGREEMENT


                               NOVEMBER 21, 1997

                                  $105,000,000

                         10 3/4% SENIOR NOTES DUE 2007

                               PURCHASE AGREEMENT
                               ------------------


Wasserstein Perella Securities, Inc.
31 West 52nd Street
New York, New York 10019

Dear Sirs:

          ClimaChem, Inc., an Oklahoma corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), $105,000,000 aggregate principal amount of its Senior Notes due 2007 (the "Notes"). The Notes are to be issued pursuant to the provisions of an Indenture, to be dated as of November 26, 1997 (the "Indenture"), between the Company and Bank One, NA, as Trustee (the "Trustee"). The Notes are to be unconditionally guaranteed (the "Guarantees") by the guarantors signatory hereto (the "Guarantors"). Unless the context requires otherwise, all references herein to the Notes shall be deemed to include the Guarantees.

          The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Notes.

          1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated October 30, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated November 21, 1997 (the "Offering Memorandum"), setting forth information regarding the Company and the Notes. Any references herein to the Preliminary Offering Memorandum shall be deemed to include all amendments and supplements thereto. Any references herein to the Offering Memorandum shall refer to the Offering Memorandum in the form first furnished to the Initial Purchaser for use in connection with the offering of the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.

          The Initial Purchaser has advised the Company that it proposes to make offers and sales (the "Exempt Resales") of the Notes purchased by it hereunder only on the terms and in the manner set forth in the Offering Memorandum and
Section 2 hereof, as soon as it deems advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchaser reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A,
(ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501 (a) (1), (2), (3) and (7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act and (iii) to certain persons in offshore transactions in reliance on Regulation S under the Act ("Regulation S") (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers").

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear a legend substantially to the effect set forth below:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT), WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS

          OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (F) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED, IN THE CASE OF CLAUSES (C), (D), (F) AND (G) ABOVE, UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."

          It is also understood and acknowledged that holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") in substantially the form of Exhibit A hereto, to be dated as of the Closing Date (as defined).

          2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the Notes.

          (b) The Initial Purchaser has advised the Company that it proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks in an investment in the Notes and is purchasing the Notes pursuant to a private sale exempt from registration under the Act, (ii) has not and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act provided, however, that such
                                              --------  -------
limitation shall not preclude the Initial Purchaser from placing any tombstone announcement with respect to the resale by it of the Notes, (iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes as part of its initial offering, only to (A) persons in the United States whom it reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A or (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Annex A to the Offering Memorandum, in private sales exempt from registration under the Act or (C) to certain persons in offshore transactions in reliance in Regulation S and (iv) will, during its initial distribution of the Notes, unless prohibited by applicable law, furnish to each person to whom it sells any Notes a copy of the Offering Memorandum.

          The Initial Purchaser represents and agrees that it has offered and sold Notes and will offer and sell Notes (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Date, only in accordance with Rule 903 of Regulation S or in accordance with clauses (A) and (B) above. Accordingly, neither the Initial Purchaser, its affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Notes, and the Initial Purchaser, its affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale of Notes pursuant to Rule 144A or to an Accredited Investor), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Notes commenced and the date of closing, except in either case in accordance with Regulation S or another available exemption from the registration requirements of the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

          The Initial Purchaser has advised the Company that it will offer the Notes to Eligible Purchasers at a price and upon terms set forth in the Offering Memorandum. Such price and terms may be changed by the Initial Purchaser at any time thereafter without notice.

          The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

          3. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, at 10:00 A.M., New York City time, on November 26 1997 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

          The Notes which the Initial Purchaser may elect to purchase will be delivered to the Initial Purchaser against payment of the purchase price therefor in immediately available funds wired in accordance with the instructions of the Company. The Notes will be evidence by a single global security in definitive form (the "Global Debenture") and/or by additional definitive securities, and will be registered, in the case of the Global Debenture, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 9:30 A.M., New York City time, on the third business day preceding the Closing Date. The Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

          4. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors agrees with the Initial Purchaser as follows:

          (a) The Company will advise the Initial Purchaser promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in the first sentence of subsection (e) below, of any material change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any material statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

          (b) The Company will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as it may reasonably request.

          (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised, and no such amendment or supplement when it is made, shall contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchaser, without charge, in such quantities as it shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser in connection with the offering and sale of the Notes.

          (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchaser to Eligible Purchasers, any material event shall occur that in the judgment of the Company or in the opinion of the Initial Purchaser's counsel should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser a reasonable number of copies thereof.

          (f) The Company will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (g) So long as any of the Notes are outstanding, the Company will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Securities and Exchange Commission and (ii) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

          (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchaser terminating this Agreement pursuant to
Section 9 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without further obligation on the part of the Company for loss of profits or otherwise.

          (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds".

          (j) Without the prior consent of the Initial Purchaser, prior to the expiration of 90 days after the date of the Offering Memorandum the Company will not offer, sell, contract to sell or otherwise dispose of any note or debenture similar to the Notes having a maturity of more than one year.

          (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company nor any of its Subsidiaries (as defined below) has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Act, neither the Company nor any of its Subsidiaries will distribute any offering material in connection with the Exempt Resales.

          (l) The Company will use its reasonable best efforts to cause the Notes to be eligible for trading on the PORTAL Market.

          (m) From and after the Closing Date, so long as any of the Notes are outstanding and during any period in which the Company is not subject to or filing reports under Section 13 or 15(d) of the Exchange Act, the Company will make available to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A (d)
(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

          (n) Each of the Company and the Guarantors agrees that it will not and will cause its affiliates not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Notes.

          (o) None of the Company and its affiliates will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising.

          (p) With respect to those Notes sold in reliance on Regulation S, (A) none of the Company, its affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its affiliates and any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (q) During the period from the Closing Date to two years after the Closing Date, the Company and the Guarantors will not, and will not permit any "affiliate" (as defined in Rule 144 under the Act) of the Company or the Guarantors to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company, the Guarantors or any of their affiliates and resold in a transaction registered under the Act.

          (r) The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

          (s) The Company agrees that in connection with the registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act") and any necessary supplemental indentures will be entered into in connection therewith.

          (t) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent consolidated financial statements of the Company appearing in the Offering Memorandum.

          (u) The Company and the Guarantors will not claim the benefit of any usury laws against any holders of the Notes.

     5. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors represents and warrants to the Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Notes have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

          (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates do not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

          (c) The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' right generally and limits imposed by equitable principles, and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

          (d) The Notes and Guarantees have been duly authorized by the Company and the Guarantors, respectively, and when the Guarantees is executed by the Guarantors and the Notes are executed by the Company and authenticated by the Trustee in accordance with the Indenture and the Notes are delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, the Notes and Guarantees will have been validly issued and delivered, and will constitute valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and limits imposed by equitable principles, and the Notes will conform in all material respects to the description thereof in the Offering Memorandum.

          (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiary (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          (g) The Company's only subsidiaries (as defined in the Act) are The Environmental Group, Inc., International Environmental Corporation, Climate Master, Inc., CHP Corporation, KOAX Corp., APR Corporation, Climate Mate, Inc. (the "Canadian Subsidiary"), The Environmental Group International Limited (the "United Kingdom Subsidiary"), LSB Chemical Corp., El Dorado Chemical Company, Slurry Explosive Corporation, Universal Tech Corporation, Total Energy Systems Limited ("TES"), Total Energy Systems (NZ) Ltd. ("TES-NZ"), T.E.S. Mining Services Pty. Ltd. ("TES Mining"), Northwest Financial Corporation, DSN Corporation and El Dorado Nitrogen Company (each a "Subsidiary" and collectively the "Subsidiaries"). TES, TES-NZ and TES Mining Inc. collectively referred to as the "Australian - New Zealand Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction, with full corporate power and authority to own, lease and operate its properties and to conduct its business and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification. All the outstanding shares of capital stock or other equity securities of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, directly or through one or more Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for (i) the lien and security interest held by the Bank of New Zealand in the shares of the Australian - New Zealand Subsidiaries, (ii) the right of first refusal on the El Dorado Nitrogen Company shares and (iii) any restrictions on transfer under the registration requirements of any federal or state securities laws.

          (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or to which the Company or any Subsidiary or any of their respective properties is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, would cause a Material Adverse Effect or to materially affect the issuance of the Notes or the consummation of the transactions contemplated by this Agreement.

          (i) Neither any Company nor any of the Subsidiaries is (A) in violation of its certificate or articles of incorporation, or bylaws or other organizational documents, or (B) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary, or (C) default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or the Subsidiary a party or by which any of them or any of their respective properties may be bound, except, in the case of (B) only, as disclosed in the Offering Memorandum and, in the case of (B) and (C) only, where such violations or defaults would not have, singly or in the aggregate, a Material Adverse Effect.

          (j) None of the issuance, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company and the Guarantors or the consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Notes and qualification of the Indenture under the 1939 Act in accordance with the Registration Rights Agreement and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or bylaws of the Company or the Subsidiary or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which either of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which either of them is a party or by which either of them may be bound or to which any of the property or assets of any of them is subject.

          (k) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of Regulation S-X under the Act.

          (l) The financial statements, together with related schedules and notes included in the Offering Memorandum, present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Offering Memorandum is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (m) Each of the Company and the Guarantors have all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company and the Guarantors of their obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company and the Guarantors, respectively, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and the Guarantors and constitute the valid and legally binding agreements of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement or creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

               (n) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum, neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or of any Subsidiary or any material adverse change, or any development involving or which would involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

               (o) The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum and all the property described in the Offering Memorandum as being held under lease by the Company and each of the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

               (p) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

               (q) The Company and the Subsidiaries have such permits, licenses, franchises, and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except such Permits the failure of which to possess would not have, singly or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries have fulfilled and performed all their respective material obligations with respect to such Permits, except as described in the Offering Memorandum, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company and the Subsidiaries, taken as a whole.

               (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (s) Neither the Company nor any Subsidiary nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or such Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

               (t) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

               (u) No holder of any security of the Company, other than the Notes, has any right to request or demand registration of such security because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

               (v) The Company and each of the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and any Subsidiary with respect to the foregoing.

               (w) The Company is not and, upon sale of the Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (x) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A (d) (3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

               (y) Neither the Company nor any affiliate (as defined in Rule 501 (b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Act, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes or (iii) engaged in any direct selling efforts within the meaning of Regulation S or failed to comply with the offering restrictions requirement of Regulation S.

               (z) The Company is not required to deliver the information specified in Rule 144A (d) (4) in connection with the offering and resale of the Notes by the Initial Purchaser.

               (aa) Assuming (i) that the representations and warranties in
Section 2 hereof are true, (ii) the Initial Purchaser complies with the covenants set forth in Section 2 hereof, and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Notes is a Qualified Institutional Buyer or an Accredited Investor or is a person to whom the Notes may be validly offered in an offshore transaction meeting the requirements Regulation S, the purchase and sale of the Notes pursuant hereto (including the Initial Purchaser's proposed offering of the Notes on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act and the Indenture is not required to be qualified under the 1939 Act.

               (bb) The execution and delivery of this Agreement, the Registration Rights Agreement and Indenture and the sale of the Notes to the Initial Purchaser or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

               (cc) Except as would not have a Material Adverse Effect or otherwise be required to be disclosed in a registration statement under the Act, or as disclosed in the Offering Memorandum, (i) the Company is not in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment or the use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern") (collectively, "Environmental Laws"), including, without limitation, noncompliance with or lack of any permits or other environmental authorizations, and (ii) (A) the Company has not received any communication from any person or entity alleging any violation of or noncompliance with any Environmental Laws, and there are no past or present circumstances that may lead to any such violation in the future, (B) there is no pending or threatened claim, action, investigation or notice by any person or entity against the Company or against any person or entity for whose acts or omissions the Company is liable, either contractually or by operation of law, alleging liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to any Materi als of Environmental Concern or any violation or potential violation, of any Environmental Law (collectively, "Environ mental Claims"), and (C) there are no existing actions, activities, circumstances, conditions, events or incidents that could form the basis of any such Environmental Claim.

               (dd) No labor dispute with the employees of the Company and any of the Subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

               (ee) The Company and LSB Industries, Inc. have completed the reorganization and the Company's subsidiaries have entered into a revolving credit facility with BankAmerica Business Credit, Inc. and the amendment with respect to the secured facility with CIT Group/Equipment Financing, Inc., each on or prior to the date of this Agreement, each on the terms disclosed in the Offering Memorandum.

          6. Indemnification and Contribution. (a) Subject to the provisions of this Section 6, each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, its affiliates and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective agents, employees, officers and directors of the Initial Purchaser, its affiliates or such controlling persons (the "Initial Purchaser indemnified parties"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser indemnified parties furnished in writing to the Company by or on behalf of the Initial Purchaser indemnified parties expressly for use in connection therewith; provided, however, that the indemnification contained in
                      --------  -------
this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser indemnified parties on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the

Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis to permit such sending or giving. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Guarantors may otherwise have.

               (b) If any action, suit or proceeding shall be brought against an Initial Purchaser indemnified party in respect of which indemnity may be sought against the Company or the Guarantors, the Initial Purchaser indemnified party shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses,
(ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser indemnified party and the indemnifying parties and the Initial Purchaser indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser indemnified party). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all Initial Purchaser indemnified parties, which firm shall be designated in writing by the Initial Purchaser, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser indemnified parties, to the extent provided in paragraph (a), from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

               (c) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, their affiliates, any person who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any of their respective officers, directors, employees or agents (the "Company indemnified parties") to the same extent as the indemnity from the Company and the Guarantors to the Initial Purchaser indemnified parties set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company indemnified parties based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Company and the Guarantors by paragraph (b) above (except that if the Company and the Guarantors shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Company indemnified parties shall have the rights and duties given to the Initial Purchaser indemnified parties by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

               (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitation set forth in this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any persons controlling the Initial Purchaser, the Company and the Guarantors, their directors or officers or any person controlling the Company or the Guarantors, (ii) acceptance of any Notes and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser indemnified parties or to the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

               (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Notes are subject to the following conditions:

               (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by the Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Notes in any jurisdiction designated by any of the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

               (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiary not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any material statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Notes.

               (c) The Initial Purchaser shall have received on the Closing Date an opinion of Conner & Winters, counsel for the Company dated the Closing Date and addressed to the Initial Purchaser, to the effect that:

                    (i) Each of the Company and Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Offering Memorandum (and any amendment or supplement thereto), notwithstanding anything herein to the contrary, whenever the terms "Subsidiary," "Subsidiaries," "Guarantor" and "Guarantors" are used in this
     Section 7(c), such shall exclude for all purposes the United Kingdom Subsidiary, the Australian -New Zealand Subsidiaries and the Canadian Subsidiary except where indicated;

                    (ii) Each of the Company and the Guarantors have the corporate power and authority to enter into this Agreement and the Registration Rights Agreement and, in the case of the Company, to issue, sell and deliver the Notes to be sold by it to the Initial Purchaser as provided herein, and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Guarantors and are the valid, legal and binding agreements of the Company and the Guarantors (including TES), enforceable against the Company and the Guarantors in accordance with their terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of the Company's and the Guarantors's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general equitable principles;

               (iii) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and the Guarantors (including TES), enforceable in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Guarantors's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales;

               (iv) The Notes have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (v) Neither the offer, sale or delivery of the Notes, the execution, delivery or performance by the Company and the Guarantors of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company and the Guarantors with the provisions hereof or thereof nor consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or by laws of the Company or the Subsidiary or any material agreement, indenture, lease or other instrument to which any of the Company or the Subsidiaries is a party or by which either of them or any of their properties is bound or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or the Subsidiaries, nor will any such action result in any violation in any material respect of any existing law, of any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiaries or any of their respective properties, provided that such counsel need express no opinion with respect to laws involving fraudulent conveyances;

               (vi) The Guarantees have been duly and validly authorized by the Guarantors and when executed by the Guarantors in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Guarantors (including TES) enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to the qualification that the enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (vii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company for the valid issuance and sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Indenture (except such as may be required under securities or Blue Sky laws of various jurisdictions);

               (viii) To the knowledge of such counsel after reasonable inquiry, other than as described in the Offering Memorandum (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiaries or to which the Company or the Subsidiaries or any of their properties are subject, which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Notes or the consummation of the transactions contemplated by this Agreement;

               (ix)    The statements contained in the Offering
     Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are, to the knowledge of such counsel after making reasonable inquiry, accurate in all material respects and present fairly the information required to be shown;

               (x) Such counsel does not know of any person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Notes or the right, as a result of the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company, other than the holders of the Notes;

               (xi) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d) (3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United State automated interdealer quotation system;

               (xii) No registration of the Notes under the Act or qualification of the Indenture under the 1939 Act is required for the sale of the Notes to the Initial Purchaser or for the Exempt Resales in the manner contemplated by the Purchase Agreement and the Offering Memorandum;

               (xiii)  The Company is not required to obtain
     stockholder consent for the issuance of offering of the Notes;

               (xiv) To the knowledge of such counsel after making reasonable inquiry, the Company is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have, individually or in the aggregate, a Material Adverse Effect;

               (xv) All the outstanding shares of capital stock or other equity securities of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and the shares of each of the Subsidiaries (including the United Kingdom Subsidiary, the Australian -New Zealand Subsidiaries and the Canadian Subsidiaries) are owned by the Company, directly or through one or more Subsidiaries, and, to the knowledge of such counsel after making reasonable inquiry, with respect to such shares other than those of the United Kingdom Subsidiary, the Australian - New Zealand Subsidiary and the Canadian Subsidiary, are free and clear of any security interest, lien, adverse claim, equity or other encumbrance, except for (i) the lien and security interest held by the Bank of New Zealand in the shares of the Australian - New Zealand Subsidiaries, (ii) the right of first refusal on the El Dorado Nitrogen Company shares and (iii) any restrictions on transfer under the registration requirements of any federal or state securities laws;

               (xvi) To the knowledge of such counsel after making reasonable inquiry, each of the Subsidiaries is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have, individually or in the aggregate, a Material Adverse Effect;

               (xvii) To the knowledge of such counsel after making reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws, or is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for violations or defaults which would not have, singly or in the aggregate, a Material Adverse Effect or except as described in the Offering Memorandum (or any amendment or supplement thereto);

               (xviii) To the knowledge of such counsel after making reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation in any material respects of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except for violations which would not, singly or in the aggregate, have a Material Adverse Effect and except as disclosed or referenced in the Offering Memorandum (or any amendment or supplement thereto);

               (xix) All the shares of capital stock of the Company outstanding prior to the issuance of the Notes have been duly authorized and validly issued and are fully paid and nonassessable; and

               (xx) Although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, such counsel has participated in the preparation of the Offering

     Memorandum, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Offering Memorandum).

     Such opinion may state (A) as to the enforceability of the Indenture, the Registration Rights Agreement and this Agreement, that such counsel assumes that the laws of the State of New York which affect enforceability are not different from the laws of the State of Oklahoma, (B) as to matters of Australian law, it is relying on the opinion of Corrs Chambers Westgarth and (C) it is assuming that the transactions contemplated by the Indenture, the Registration Rights Agreement and this Agreement do not conflict with or constitute a default under
(i) any Australian law, rule, or regulation to which the Company, the Guarantors or any of their properties is subject, (ii) any judicial or regulatory order or decree of any Australian governmental authority, (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any Australian governmental authority, and (iv) there is nothing to preclude this Agreement, the Registration Rights Agreement and Indenture from being a valid and binding agreement under Australian law.

          (d) The Initial Purchaser shall have received on the Closing Date an opinion of Corrs Chambers Westgarth, counsel for TES dated the Closing Date and addressed to the Initial Purchaser, to the effect that:

               (i) TES is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation;

               (ii) TES has the corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Indenture, and this Agreement, the Registration Rights Agreement and the Indenture have been duly autho rized, executed and delivered by TES, subject to TES receiving valid benefits under the Guarantee; and

               (iii)   The Guarantee has been duly and validly
     authorized by TES, subject to TES receiving valid benefits under the Guarantee.

          (e) The Initial Purchaser shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Initial Purchaser, dated the Closing Date, and addressed to the Initial Purchaser, with respect to such matters as the Initial Purchaser may request.

          (f) The Initial Purchaser shall have received letters addressed to it and dated the Closing Date from Ernst & Young, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser, and the Initial Purchaser shall have received an executed audit report addressed to the board of directors and stockholders of the Company in exactly the form contained in the Offering Memorandum.

          (g) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth in the Offering Memorandum; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, except as may otherwise be stated therein, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum; and (iv) all the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and the Guarantors (or such other officers as are acceptable to the Initial Purchaser), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

          (h) The Company and the Guarantors shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (i) After the date hereto and at or prior to the Closing Date there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436 (g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

          (j)  The Notes shall have been approved for trading on PORTAL.

          (k) The Company shall produce on the Closing Date evidence satisfactory to the Initial Purchaser of the repayment and termination of the term loan with the John Hancock Mutual Life Insurance Company.

          (l) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

     Any certificate or document signed by any officer of the Company or the Guarantors and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company or such Guarantors to the Initial Purchaser as to the statements made therein.

          8. Expenses. (a) Whether or not the purchase and sale of the Notes hereunder is consummated or this Agreement is terminated pursuant to Section 9, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing, or reproduction of the Preliminary Offering Memorandum, Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them; (ii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the application for quotation of the Notes on the PORTAL market; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4 (f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company of its obligations under the Registration Rights Agreement; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes.

          (b) If the purchase and sale of the Notes hereunder is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser in payment for the Notes on the Closing Date, the Company shall reimburse the Initial Purchaser promptly upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes and the other transactions contemplated hereby.

          9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Oklahoma City, Oklahoma shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities or other U.S. or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Notes by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          10. Information Furnished by the Initial Purchaser. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and the statements in the first three paragraphs and the last two paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchaser as such information is referred to in Sections 5 (b) and 6 hereof.

          11. Miscellaneous. Except as otherwise provided in Sections 4 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at ClimaChem, Inc., P.O. Box 754, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73101, Attention:
Jack E. Golsen, with a copy to Conner & Winters, One Leadership Square, Suite 1700, 211 North Robinson, Oklahoma City, Oklahoma 73102, Attention: Irwin H. Steinhorn, or (ii) if to the Initial Purchaser, at Wasserstein Perella & Co., Inc., 31 West 52nd Street, New York, NY 10019, Attention: Steven Fischer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, Attention: Matthew J. Mallow.

          This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company and the Guarantors, their directors and officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Notes in his status as such purchaser.

          12. Applicable Law; Governing Law; Consent to Jurisdiction; Waiver of Immunity and of Right to Jury Trial; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof. Each of the Company and the Guarantors agrees that any action or proceeding based hereon, or arising out of the transactions contemplated hereunder, shall be brought and maintained in the courts of the State of New York located in the city and county of New York or in the United States District Court for the Southern District of New York. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in the city and county of New York and the United States District Court for the Southern District of New York for the purpose of any such action or proceeding as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such action or proceeding. Each of the Company and the Guarantors hereby irrevocably appoints CT Corporation as their authorized agent upon which process may be served in any action arising out of based upon this Agreement. Each of the Company and the Guarantors hereby expressly and irrevocably waives to the fullest extent permitted by law any immunity from jurisdiction of any such court and any objection, claim or defense in any such action or proceeding which they may have, or hereafter may have, based on a claim of improper venue, forum non conveniens or any similar basis to which the Company or the Guarantors might otherwise be entitled in any such action or proceeding.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchaser.

                               Very truly yours,

                               CLIMACHEM, INC.


                               By: /s/ Tony M. Shelby
                                   ---------------------------
                                   Name:  Tony M. Shelby
                                   Title: Vice President

                               THE GUARANTORS:

                               International Environmental Corporation
                               Climate Master, Inc.
                               CHP Corporation
                               KOAX Corp.
                               APR Corporation
                               LSB Chemical Corp.
                               Slurry Explosive Corporation
                               Universal Tech Corporation
                               Total Energy Systems Limited
                               Northwest Financial Corporation
                               DSN Corporation


                               By: /s/ Tony M. Shelby
                                  ---------------------------
                                  Name:  Tony M. Shelby
                                  Title: Vice President


                               Climate Mate, Inc.
                               The Environmental Group
                                 International Limited


                               By: /s/ David R. Goss
                                  ---------------------------
                                  Name:  David R. Goss

                               Total Energy Systems (NZ) Ltd.
                               T.E.S. Mining Services Pty. Ltd.
                               El Dorado Chemical Company


                               By: /s/ James L. Wewers
                                   --------------------------
                                   Name:  James L. Wewers


                               The Environmental Group, Inc.


                               By: /s/ Barry H. Golsen
                                   --------------------------
                                   Name:  Barry H. Golsen


Confirmed as of the date first
above mentioned.


WASSERSTEIN PERELLA SECURITIES, INC.


By: /s/ James C. Kingsbery
    -----------------------------
    Name:  James C. Kingsbery
    Title:  Chief Financial Officer